Exhibit 10.7
AMENDMENT NUMBER ONE
to the
SECOND AMENDED AND RESTATED SALE AND SERVICING AGREEMENT,
Dated as of April 29, 2005,
among
OPTION ONE OWNER TRUST 2001-IB,
OPTION ONE LOAN WAREHOUSE CORPORATION,
OPTION ONE MORTGAGE CORPORATION
and
WELLS FARGO BANK N.A.
          This AMENDMENT NUMBER ONE (this “Amendment”) is made and is effective as of this 29th day of June, 2005, among Option One Owner Trust 2001-1B (the “Issuer”), Option One Loan Warehouse Corporation (the “Depositor”), Option One Mortgage Corporation (the “Loan Originator” and the “Servicer”) and Wells Fargo Bank N.A., as Indenture Trustee (the “Indenture Trustee”), to the Second Amended and Restated Sale and Servicing Agreement, dated as of April 29, 2005 (as so amended, the “Sale and Servicing Agreement”), among the Issuer, the Depositor, the Loan Originator, the Servicer and the Indenture Trustee, as otherwise amended.
RECITALS
          WHEREAS, the parties hereto desire to amend the Sale and Servicing Agreement subject to the terms and conditions of this Amendment.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein contained, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Sale and Servicing Agreement.
          SECTION 2. Amendments. Effective as of June 29, 2005 the following amendments shall be in full force and effect.
(i)	Section 1.01 of the Sale and Servicing Agreement is hereby amended by adding the following definitions:
               “Interest-Only Loan” is a Loan which, by its terms, requires the related Borrower to make monthly payments of only accrued interest for the certain period of time following origination. After such interest-only period, the loan terms provide that the Borrower’s monthly payment will be recalculated to cover both interest and principal so that such Loan will amortize fully on or prior to its final payment date.”
               “40/30 Loan” is a Loan which, by its terms, matures in 30 years, and requires the related borrower to make monthly payments during such term calculated on the basis of a 40-year amortization schedule, and accordingly provides for a higher single payment at maturity.”
(ii)	Paragraph (xx) of Exhibit E to the Sale and Servicing Agreement is hereby amended in its entirety to read as follows:
               “(xx) Except for Interest-Only Loans, Principal payments on the Loan commenced no more than two months after the proceeds of the Loan were disbursed. The Loan bears interest at the Loan Interest Rate. With respect to each Loan unless otherwise stated on the Loan Schedule, the Promissory Note is payable on the first day of each month in Monthly Payments which, except for Balloon Loans, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Loan Interest Rate, and, in the case of each ARM, are changed on each Adjustment Date. The Promissory Note does not permit negative amortization. No Loan is a Convertible Mortgage Loan;”
(iii)	Paragraph (xxxvii) of Exhibit E to the Sale and Servicing Agreement is hereby amended in its entirety to read as follows:
               “(xxxvii) Except for 40/30 Loans and as set forth on the Loan Schedule, no Loan has a balloon payment feature;”
          SECTION 3. Representations. In order to induce the parties hereto to execute and deliver this Amendment, each of the Issuer, the Depositor and the Loan Originator hereby jointly and severally represents to the other parties hereto and the Noteholders that as of the date hereof, after giving effect to this Amendment, (a) all of its respective representations and warranties in the Note Purchase Agreement and the other Basic Documents are true and correct, and (b) it is otherwise in full compliance with all of the terms and conditions of the Sale and Servicing Agreement.
          SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Sale and Servicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Sale and Servicing Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Sale and Servicing Agreement, any reference in any of such items to the Sale and Servicing Agreement being sufficient to refer to the Sale and Servicing Agreement as amended hereby.
          SECTION 5. Fees and Expenses. The Issuer and the Depositor jointly and severally covenant to pay as and when billed by the Initial Noteholder all of the reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Initial Noteholder, (ii) all reasonable fees and expenses of the Indenture Trustee and Owner Trustee and their counsel and (iii) all reasonable fees and expenses of the Custodian and its counsel.

          SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.
          SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
          SECTION 8. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2001-1B in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

OPTION ONE OWNER TRUST 2001-1B

By: Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:	/s/ Mary Kay Pupillo

Name: Mary Kay Pupillo
Title: Assistant Vice President

OPTION ONE LOAN WAREHOUSE CORPORATION

By:	/s/ Charles R. Fulton

Name: Charles R. Fulton
Title: Assistant Secretary

OPTION ONE MORTGAGE CORPORATION

By:	/s/ Charles R. Fulton

Name: Charles R. Fulton
Title: Vice President

WELLS FARGO BANK N.A., as Indenture Trustee

By:	/s/ Darron C. Woodus

Name: Darron C. Woodus
Title: Assistant Vice President
[Signature Page to Amendment One to the Second Amended and Restated Sale and Servicing Agreement]

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